EXHIBIT 10.6

                              Employment Agreement

          Agreement dated as of the first day of January 1997 between Dialogic Corporation, a New Jersey corporation having its principal place of business in Parsippany, New Jersey, (the "Company") and Howard G. Bubb currently residing at 21 Fernwood Place, Mountain Lakes, NJ 07046 (the "Employee")

                                  WITNESSETH:

          WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

          WHEREAS, as of the date of this Agreement Employee is the President and Chief Executive Officer of the Company and has developed an intimate and thorough knowledge of the Company's business methods and operations; and

          WHEREAS, the retention of Employee's services, for and on behalf of the Company, is materially important to the preservation and enhancement of the value of the Company's business; and

          WHEREAS, the Company is desirous of extending Employee's employment upon the terms and conditions contained herein; and Employee is desirous of continuing to be employed by the Company in accordance with such terms and conditions.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:

          1. Employment. The Company hereby agrees to employ Employee, and Employee agrees to be employed by the Company in accordance with and pursuant to the terms and conditions set forth below.

          2. Term of Employment. This Agreement shall be for an initial term of three (3) years. Upon the third anniversary hereof, (and upon each successive anniversary thereafter) this Agreement shall be automatically renewed for a one
(1) year term, commencing on the date of each such renewal, unless either party hereto notifies the other in writing of its intent not to renew this Agreement upon not less than six (6) months notice prior to the renewal date hereof. In the event either party gives the other proper notice of non_renewal, this
Agreement shall only continue for the balance of the then existing term. Notwithstanding anything contained herein to the contrary, any term of employment may be earlier terminated as provided in Section 8 hereof.

          3. Position and Responsibilities.

          (a) Employee will occupy the position of President and Chief Executive Officer of the Company. During such period he occupies said position, the Company shall apply its best efforts to effectuate the nomination of Employee to the Company's Board of Directors subject to the terms of the Company's By-laws and Articles of Organization, as amended from time to time.

          (b) Employee will report directly to the Board of Directors and shall have such duties and responsibilities as are set forth in the By-laws of the Company, which duties and responsibilities shall include, but not be limited to, overall management responsibilities for the operation and administration of the Company as well as such other duties and responsibilities, consistent with Employee's position as President and Chief Executive Officer, as shall be defined by the Board of Directors.

          (c) Employee will be expected to be in the full-time employment of the Company, to devote substantially all of his business time and attention, and exert his best efforts to the performance of his duties hereunder, and to serve the Company diligently and to the best of his ability; provided, however, nothing set forth herein shall prohibit Employee from engaging in other activities to the extent that such activities do not impair the ability of Employee to perform his duties and obligations under this Agreement.

          4. Compensation. The Company shall pay to Employee a salary (the "base salary") at an annual rate of $275,000, subject to deductions for social security, payroll withholding and all other legally required or authorized deductions and withholdings. Employee's salary shall be payable at the same time and on the same basis as the Company pays its executive employees in general. The Board of Directors shall review Employee's base salary no less frequently than annually. Unless Employee consents, in no event shall his base salary be decreased during his period of employment.

          5. Quarterly Incentive Payments. In addition to the base salary referenced in Section 4, Employee shall be entitled to quarterly bonuses if the Company achieves its quarterly performance goals and Employee satisfies agreed upon discreet goals/objectives to be established by the Board of Directors at its sole and absolute discretion in consultation with Employee. The amount of such bonuses, if any, shall be determined by the Board of Directors. Unless Employee consents, in no event shall his target bonus opportunity be decreased during his period of employment.

          6. Stock Options and Other Long Term Incentive Programs. Employee shall continue to be entitled to receive stock options pursuant to the Company's 1988 Incentive Compensation Plan and the 1997 Incentive Benefit Plan, including any amendments thereto. The number of shares covered by any such option grants, the exercise price per share and other terms and conditions governing such options shall be determined by the Compensation Committee, subject however to the terms of such Plans, and to the extent applicable, the provisions of this Agreement. In addition, Employee shall also be eligible to participate in any other long term incentive program covering executive employees. For purposes of this Section 6, "cause" as used in the Company's Incentive Benefit Plans shall be determined with reference to Section 8(b) of this Agreement.

          7. Benefits; Expenses; Vacations.

          (a) Employee shall be entitled to receive the same standard employee benefits, perquisites and services as other executive employees of the Company receive. Employee shall also be entitled to fully participate in all of the Company's future employee benefit programs, perquisites and services in accordance with their then existing terms.

          (b) Employee shall be entitled to reimbursement for all approved and reasonable travel and other business expenses incurred by him in connection with his services to the Company pursuant to the terms of this Agreement. All business expenses for which Employee seeks reimbursement from the Company shall be adequately documented by Employee in accordance with the Company's procedures covering expense reimbursement, and in compliance with regulations of the U.S. Internal Revenue Service. In the event any such reimbursements shall be includable in Employee's income, the Company shall pay Employee such additional amounts as are necessary so that after taking into account any taxes payable on such reimbursements, the Employee is in the same after-tax position he would have been had such reimbursement not been so includable.

          (c) Employee shall be entitled to vacation days in accordance with the Company's employment policies and practices applicable to executive employees of the Company, as such policies and practices are from time to time in effect.

          8. Employment Termination. The employment of Employee pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          (a) Expiration of the employment period set forth in Section 2, unless the employment of Employee is continued pursuant to this Agreement, or otherwise;

          (b) For cause upon written notice by the Company to the Employee. For the purposes of this Section 8(b), cause for termination shall be fraud, embezzlement, or other acts in intentional disregard of the Company's interests.

          (c) Death or thirty (30) days after the disability of Employee. For purposes of this Agreement, the term "disability" shall mean the inability of Employee due to a physical or mental disability, for a period of ninety
(90) days  (whether  or not  consecutive)  during any three  hundred  sixty five
(365) day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Employee and the Company; provided, however, if Employee and the Company do not agree on a physician, Employee and the Company shall each select a physician and these two together shall select a third physician, and such third physician's determination as to disability shall be binding on all parties.

          (d) At the election of either party without cause, upon not less than six (6) months prior written notice of termination.

          (e) At the election of Employee if there is a material breach of this Agreement by the Company.

          9. Effect of Termination.

          (a) Termination for Cause or at Election of Employee. In the event Employee's employment is terminated for cause pursuant to Section 8(b), or at the election of the Employee pursuant to Section 8(a) or Section 8(d), the Company shall pay Employee within thirty (30) days of his termination a lump-sum equal to his base salary (less applicable deductions), incentive payments and benefits, perquisites and services otherwise payable to him through the last day of his actual employment by the Company, or such other period as may be required by law.

          All previously granted but unexercised vested stock options which are outstanding on Employee's date of termination shall remain fully vested and exercisable in accordance with their terms and all non-vested stock options shall be canceled. In addition, any other vested amounts or awards to which Employee may be entitled under any other long term incentive program referenced in Section 6 shall be paid to Employee within thirty (30) days of his termination and all non-vested amounts or awards shall be canceled.

          (b) Termination at the Election of the Company or at the Election of Employee for Sufficient Reason or Upon a Change of Control. In the event that Employee's employment is terminated at the election of the Company pursuant to
Section 8 (a) or Section 8(d), or at the election of the Employee for sufficient reason pursuant to Section 8(e), or upon a Change of Control pursuant to Section 10, the Company shall pay Employee within thirty (30) days of his termination a lump-sum equal to his then base salary (less applicable deductions), incentive payments and benefits, perquisites and services otherwise payable to him through the later of: (i) the last day of the term of this Agreement pursuant to Section 2 or (ii) the period ending twelve (12) months after his termination. Additional base salary (less applicable deductions) shall be payable on a monthly basis, commencing on the later of the two (2) dates referenced in the preceding sentence and ending on the date of Employee's employment with an employer othe r than the Company, or the date of his self-employment; provided, however, in no event shall the total period of base salary payments under this Section 9(b), exceed twenty-four (24) months, unless the last day of the term of this Agreement is more than twenty-four (24) months after Employee's termination.

          The incentive payments referred to in the preceding paragraph shall be determined on a calendar quarter basis as follows:

          For the last full calendar quarter in which Employee was employed for the entire quarter, the incentive payment shall be equal to the amount otherwise payable to the Employee in accordance with Section 5 of this Agreement.

          For each other full calendar quarter with respect to which Employee is entitled to incentive payments under the first paragraph of this Section 9 (b), the incentive payment shall be equal to the greater of: (i) Employee's target incentive award for the quarter in which Employee has a termination from employment or (ii) twenty_five percent (25%) of his actual incentive payment for the immediately preceding calendar year.

          If the period with respect to which Employee is entitled to incentive payments under the first paragraph of this Section 9 (b) ends on a day other than the last day of a calendar quarter, the incentive payment with respect to such partial calendar quarter shall be an amount equal to the amount determined immediately above with respect to full calendar quarters, multiplied by a fraction the numerator of which is the number of days in such calendar quarter, with respect to which Employee is entitled to payment and the denominator of which is the total number of days in such calendar quarter.

          All previously granted, but unexercised stock options which are outstanding on Employee's date of termination shall be fully vested and exercisable as of such date, and shall be exercisable in accordance with their terms, or for a period of twelve (12) months after such termination, whichever period is longer. In addition, any amounts or awards to which Employee may be entitled under any other long term incentive program referenced in Section 6 (whether or not vested) shall be paid to Employee in a lump_sum within thirty
(30) days of his termination.

          (c) Termination for Death or Disability. In the event Employee's employment is terminated by death or disability pursuant to Section 8(c), the Company shall pay to the estate of Employee, or to Employee, as the case may be , within thirty (30) days of Employee's death, or disability a lump-sum equal to his then base salary and benefits, perquisites and services otherwise payable to him through the last day of the term of this Agreement pursuant to Section 2, or such other period as may be required by law; provided, however, any amounts payable hereunder as a result of Employee's disability shall be reduced by any Company provided long term disability payments received by him. The Company shall also pay to the estate of Employee, or to Employee as the case may be, within such thirty (30) day period, an incentive payment pursuant to Section 5 determined as if Employee were neither dead, nor disabled on the last day of the calendar quarter, prorated for the quarter in which the Employee's death or disability occurs, or such longer period as may be required by law.

          All vested stock options shall remain exercisable in accordance with their terms and all non-vested stock options shall be canceled. In addition, any amounts or awards to which Employee may be entitled under any other long term incentive program referenced in Section 6 as a result of Employee's death or disability, shall be paid to the estate of Employee, or to Employee, as the case may be, in a lump-sum within thirty (30) days of Employee's death or sixty (60) days after he terminates for disability.

          10.  Change of  Control.  If a Change of Control  Event (as defined in
Section 14 of the 1997 Incentive Benefit Plan of Dialogic Corporation) occurs, and as a result thereof Employee terminates his employment within twelve (12) months of the change, because: (a) there is a significant diminution, without mutual agreement of the parties, in the nature and scope of Employee's authority, power, functions or duties, or (b) the Company assigns to Employee, without mutual agreement of the parties substantial additional duties or responsibilities which are inconsistent with the duties of the Employee under this Agreement, or (c) the Company transfers Employee without mutual agreement of the parties to an office more than twenty_five (25) miles from the principal office of the Company; or Employee is terminated for reasons other than for cause within such twelve (12) month period, Employee shall be entitled to payment pursuant to Section 9(b) hereof. In addition, any expenses incurred by Employee in connection with a sserting his rights under this Agreement upon a Change of Control shall be paid by the Company as and when Employee receives a judgment in his favor from a court of competent jurisdiction.

          11. Gross-up Provision. If any portion of any payments received by Employee from the Company (whether payable pursuant to the terms of this Agreement or any other plan, agreement or arrangement with the Company, its successors or any person whose actions result in a change of control of the Company) shall be subject to tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended or any successor statutory provision, the Company shall pay to Employee such additional amounts as are necessary so that, after taking into account any tax imposed by Section 4999 (or any successor statutory provision), and any federal and state income taxes payable on any such tax, the Employee is in the same after-tax position that he would have been if such
Section 4999 or any successor statutory provision did not apply and no payments were made pursuant to this Section 11.

          12. Confidentiality. The parties acknowledge that Employee has previously entered into an Amended Employment Agreement as of January 1, 1993 (the January 1993 Agreement) in connection with Employee's employment by the Company, and that such Agreement at paragraphs 9 through 16 imposes restraints necessary for the reasonable and proper protection for the Company and that each and every one of said restraints is reasonable in respect to subject matter, length of time, and area. Accordingly, such paragraphs are incorporated herein and made a part hereof as if set forth herein, in their entirety and shall continue for a period of (i) three (3) years from and after the date hereof, or
(ii) three (3) years after the end of any employment relationship between Employee and the Company (including any affiliate of the Company), whichever period is longer.

          13. Waivers. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in writing, signed by both the Company and Employee. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach hereof, or as a waiver of any other provision of this Agreement.

          14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

          15. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

          16. Termination of All Prior Agreements; Entire Agreement. Upon execution of this Agreement, all prior employment agreements shall be terminated and of no further force or effect, except for paragraphs 9 through 16 of the January 1993 Agreement, which are incorporated herein by reference. This Agreement constitutes the entire agreement and understanding between the Company and Employee with respect to the subject matter hereof and supersede any other prior agreements or understandings, whether oral or written.

          17. Expenses. The Company shall reimburse Employee for any reasonable expenses incurred by Employee in connection with the negotiation of this Agreement.

          18. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing, and sent to the party for whom (or which) it is intended at the address of such parties set forth below by registered or certified mail, return receipt requested, or at such other address either party shall designate by notice to the other in the manner provided herein for giving notice.

If to the Company   Dialogic Corporation
                    1515 Route Ten
                    Parsippany, NJ 07054
                    Attn: Chairman of Compensation Committee

If to the Employee  Howard G. Bubb
                    21 Fernwood Place
                    Mountain Lakes, NJ 07046

          IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement as of the date and year first above written.

                                   DIALOGIC CORPORATION
                                   /s/


                                   HOWARD G. BUBB
                                   /s/